UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2010
ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2601 Fourth Avenue, Suite 500
Seattle, WA 98121
(Address of principal executive offices, including zip code)
(206) 801-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At the Company’s Annual Meeting of Stockholders held on June 3, 2010, the Company’s stockholders adopted the 2010 Employee Stock Purchase Plan (the “ESPP”), which was previously unanimously approved by the board of directors, upon recommendation of its compensation committee, on March 25, 2010. The ESPP provides a means by which eligible employees of the Company and its designated subsidiaries may be given an opportunity to purchase shares of the Company’s common stock. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended. A total of 900,000 shares of the Company’s common stock have been reserved for issuance pursuant to the ESPP. The board of directors designated the compensation committee to serve as the ESPP administrator. The ESPP is implemented through consecutive and overlapping offering periods of approximately 18 months in length. Each offering period is divided into three purchase periods of approximately six months in length. An eligible employee may become a participant in the ESPP by delivering a subscription agreement to the Company’s stock administration office, on or before a date determined by the ESPP’s administrator prior to the first day of an offering period (the “enrollment date”). A subscription agreement will authorize participant contributions, generally in the form of payroll deductions, which may not exceed 15% of a participant’s compensation during the offering. Payroll deductions are applied on the last day of a purchase period (the “exercise date”) to purchase whole numbers of shares on behalf of a participant. The purchase price for shares is 85% of the fair market value of a share of the Company’s common stock on the enrollment date or on the exercise date, whichever date has a lower price. The ESPP will remain in effect until 2020 unless earlier terminated.
     The foregoing summary is qualified in its entirety by the ESPP’s terms and the terms of the subscription agreement and notice of withdrawal, which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
     The Company’s Annual Meeting of Stockholders was held on June 3, 2010. At the Annual Meeting, stockholders of record on April 22, 2010 were entitled to vote 25,753,405 shares of common stock. A total of 17,513,344 (68%) shares were represented at the meeting. The final results of voting at the Annual Meeting are summarized below:
     (1) Nominees for election to the board of directors, to hold office for a term as defined in the proxy statement and until a successor is duly elected and qualified:

			Broker
	For	Withhold	Non-Votes
Richard Jackson	3,308,209	1,904,977	12,300,138
Robert Kirkman	3,651,051	1,562,155	12,300,138
     Pursuant to the foregoing votes, the nominees listed above were elected to serve on the Company’s board of directors. There were no additional director nominations brought before the meeting.
     (2) Adoption of the ESPP:

			Broker
For	Against	Abstain	Non-Votes
4,430,147	735,536	47,523	12,300,138
     Pursuant to the foregoing votes, the adoption of the 2010 Employee Stock Purchase Plan was approved.
     (3) Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ending December 31, 2010:

For	Against	Abstain
16,687,252	502,536	323,556

     Pursuant to the foregoing votes, the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ending December 31, 2010 was approved.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
10.1	2010 Employee Stock Purchase Plan.
10.2	Form of Subscription Agreement and Notice of Withdrawal under the 2010 Employee Stock Purchase Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.
By:	/s/ Shashi K. Karan
Shashi K. Karan
Corporate Controller and Corporate Secretary

Date: June 8, 2010

EXHIBIT INDEX

Exhibit
Number	Description
10.1	2010 Employee Stock Purchase Plan.
10.2	Form of Subscription Agreement and Notice of Withdrawal under the 2010 Employee Stock Purchase Plan.